UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 25, 2022

PMV Consumer Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39534	84-5174573
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

249 Royal Palm Way, Suite 503 Palm Beach, FL	33480
(Address of principal executive offices)	(Zip Code)

(561) 318-3766

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one redeemable Warrant	PMVC.U	N/A
Class A Common Stock, par value $0.0001 per share	PMVC	N/A
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	PMVC.WS	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 25, 2022, PMV Consumer Acquisition Corp. (OTC Pink: PMVC) (“PMV” or the “Company”) announced that it has elected to redeem all of its outstanding shares of Class A Common Stock subject to redemption, totalling 2,046,609 shares issued in its IPO (“Class A Shares”), in accordance with the provisions of its charter (the “Redemption”). The Redemption will be completed following the expiration of the notice period set forth in the redemption notice disseminated to shareholders.

As set forth in the Company’s charter, holders of the Class A Shares redeemed will receive a pro rata share of the cash, including the interest earned thereon net of interest that may be used by the Company to pay its taxes payable, (but not any stock) held in the Company’s IPO Trust Account (the “Cash Redemption Amount”). A holder’s pro rata share will be calculated by dividing the number of Class A Shares redeemed from such holder by the total number of outstanding Class A Shares. Alternatively, a holder may elect to receive shares of Class C Common Stock issued on a one-for-one basis for the number of Class A Shares redeemed from such holder, plus such holder’s pro rata share of the 200,000 shares of Class C Common Stock held in the Trust Account (the “Stock Election”). The pro rata share of the Class C Common Stock held in the Trust Account will be calculated by dividing the number of Class A Shares redeemed from such holder by the total number of Class A Shares redeemed from all holders of Class A Shares that elect the Stock Election. In the event a shareholder elects the Stock Election, the amount of cash that would otherwise be payable as the Cash Redemption Amount will be released from the Trust Account and transferred to the Company.

The Redemption will not include the 3,000,000 shares of Class A Common Stock owned by PMV Consumer Acquisition Holding Company, LLC, the Company’s Sponsor (the “Sponsor Shares”), which are expressly excluded from participating in, and are not otherwise entitled to, any of the cash and stock held in the Trust Account.

The per-share amount payable as the Cash Redemption Amount will be approximately $10.09. As of November 22, 2022, the cash balance held in the Trust Account was approximately $20,662,945, which includes approximately $196,855 in interest income. In accordance with the terms of the Company’s charter, the Company expects to retain a portion of the interest income from the Trust Account to pay accrued taxes. Accordingly, a total of approximately $20,642,945 will be available for redemption of the 2,046,609 shares of Class A Shares, which results in a redemption price of approximately $10.09 per share.

Holders of Class A Shares that elect the Stock Election will receive shares of Class C Common Stock that have not been listed on a securities exchange, and the shares transferred from the Trust Account have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any State securities laws, and neither such shares nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or such laws, or an exemption from registration under the Securities Act and such laws which, in the opinion of counsel for the Company, is available. Therefore, it is unlikely that a trading market for any such Class C Common Stock will develop, and the value of any such shares is expected to be highly uncertain.

Following the redemption, the Class A Shares redeemed will no longer be deemed to be outstanding and all rights of the holders thereof as stockholders of the Company with respect to the Class A Shares so redeemed will cease.

The Company will provide written redemption notice to each holder of Class A Shares, which notice shall set forth the redemption date, which shall be no later than thirty (30) days following delivery of such notice, and the procedures for making the Stock Election and the elimination of any fractional shares for cash.

Following the redemption, the Company expects to file a Form 15 with the U.S. Securities and Exchange Commission to suspend or terminate its filing obligations under the Securities Exchange Act of 1934, as amended. The Company thereafter expects to continue to pursue a wide range of business opportunities operating as a blank check shell company with its Class A Common Stock quoted on the OTC Pink market. In furtherance of any such potential business opportunities, the Company may seek to pursue a variety of capital raising initiatives.

A copy of the press release announcing the redemption is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
99.1	Press Release dated November 25, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2022	PMV CONSUMER ACQUISITION CORP.

	By:	/s/ Timothy J. Foufas
	Name:	Timothy J. Foufas
	Title:	Co-President and Secretary

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